EXHIBIT 10.19

                                 TRUST AGREEMENT


         THIS TRUST  AGREEMENT  (the "Trust  Agreement")  is entered  into as of
March____, 1997, by and among American Radio Systems Corporation, a Delaware corporation and American Radio Systems License Corp. (collectively, "American") a Delaware corporation wholly owned by American Radio Systems Corporation, and Richard E. Oppenheimer (the "Trustee").

                                    RECITALS

A. American holds various licenses, permits and authorizations issued by the Federal Communication Commission (the "FCC") with respect to three FM radio broadcast stations and three AM broadcast stations in the Sacramento, California, radio market.

B. American has entered into an Amended and Restated Agreement and Plan of Merger with EZ Communications, Inc. ("EZ"), a subsidiary of which holds various licenses, permits and authorizations issued by the FCC for two FM radio broadcast stations and one AM radio broadcast station in the Sacramento, California, radio market. An application to transfer control of EZ to American is pending before the FCC.

C. American has entered into certain other agreements by which it will acquire, subject to FCC consent, the licenses to three additional FM radio broadcast stations and two additional AM radio broadcast stations, including KXOA-FM, Sacramento, California.

D. American has further entered in certain agreements by which it will sell, subject to FCC consent, the licenses to two AM radio broadcast stations and one FM radio broadcast station, such FM radio broadcast station being KXOA-FM.

E. The rules and regulations of the FCC state that in a radio market with 45 or more commercial radio broadcast stations (such as Sacramento, California), a party may own up to eight commercial radio broadcast stations, not more than five of which are in the same service (AM or FM). American desires to enter into this Trust Agreement to facilitate consummation of the merger with EZ and the consummation of its other transactions in the Sacramento, California, radio market by assuring that such consummations will not, under Section 73.3555(a) of the FCC's rules, result in the attribution to American, at any given time, of more than eight radio broadcast stations in any contour-based radio market in or around Sacramento, California.

F. American has entered into an agreement to sell KXOA-FM to ECI License Company, L.P. ("ECI") and has filed an application with the FCC seeking consent to such assignment in order to comply with the FCC's rules regarding the maximum number of radio broadcast stations that may be owned by a particular entity in a single contour-based radio market. Interim acquisition by the Trustee, for the benefit of American, of the assets of KXOA-FM




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(the   "Station")   would  provide  an   appropriate   mechanism  to  facilitate
consummation of the merger with EZ and the consummation of American's other transactions in or around Sacramento, California, while complying with the laws and regulations relating to transactions of this type.

G. ECI and American have entered into a Time Brokerage Agreement ("TBA") dated ______, 1997, under Section 73.3555(a)(ii) of the Commission's, by which American has agreed to permit ECI to program and sell advertising time on the Station.

H. In the event that American requests that the Trustee sell the Stations Assets, as hereinafter defined, pursuant to Section 3(f) of this Trust Agreement, and the Trustee concurs with the decision, then the Trustee agrees to use his best efforts to apply to the FCC for consent to the assignment of the Station Assets within six (6) months of the date of this Trust Agreement.

         Therefore, the parties agree as follows:

                                    AGREEMENT

         1. Creation and Purpose of The KXOA-FM Trust. Subject to the terms and conditions hereof, a trust in respect of the Station Assets is hereby created and established, to be known as the "The KXOA-FM Trust," and the Trustee hereby accepts the trust created hereby and agrees to serve as trustee hereunder. The trust created hereby shall be irrevocable until such time as American or its affiliates no longer holds an ownership interest (through this Trust or otherwise) in more than nine radio broadcast stations in two contour-based radio markets in or around Sacramento, California.

         2.       Assets to be Conveyed; Assumption of Obligations.

                  (a) Upon execution of this Trust Agreement and pursuant to consent by the FCC, American shall transfer and convey to Trustee, and Trustee shall acquire from American, all of the assets, real, personal and mixed, tangible and intangible (including the business of the Station as a going concern), owned or held by American as of the date of the consummation of its acquisition of the Station, and used, useful or necessary in the conduct of the business and operation of the Station, including, but not limited to, the following:

                           (i) all of American's right, title and interest in and to the licenses, permits and other authorizations issued by any governmental authority and used, useful or necessary in the conduct of the business and operation of the Station, including the call letter "KXOA-FM" and any applications for such licenses, permits and authorizations;



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                           (ii)     all of American's right,  title and interest
                                    in and to all real property, including leasehold interests and easements, used, useful or necessary in the conduct of the business and the operation of the Station;

                           (iii) all equipment, office furniture and fixtures, office materials and supplies, inventory, spare parts, motor vehicles and other tangible personal property of every kind and description, owned, leased or held by American and used, useful or necessary in the conduct of the business and operation of the Station;

                           (iv) all cash in the Station's operating bank account;

                           (v) all accounts receivable arising out of the operation of the Station;

                           (vi) all of American's rights under and interest in all contracts relating to the conduct of the business of the Station (but excluding any contract or agreement for the sale of the Station's assets following termination of the Trust created hereby);

                           (vii) all programs and programming materials of whatever form or nature owned by American and used or intended for use on or by the Station;

                           (viii) all of American's right, title and interest in and to the trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, jingles, logos, slogans, licenses, permits and privileges owned or held by American and used, useful or necessary in the conduct of the business and operation of the Station;

                           (ix) all files, records, books of account, computer programs and software and logs relating to the operation of the Station, including, without limitation, payable records, receivable records, invoices, statements, traffic material, programming information and studies, technical information and engineering data, news and advertising studies and consultants' reports, ratings reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports, budgets, financial reports and projections, sales, operating and business plans, filings with the


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                                    FCC  and  original  executed  copies  of all
                                    written contracts to be assigned  hereunder;
                                    and

                           (x) all of American's rights under manufacturers' and vendors' warranties relating to items included in the Station Assets and all similar rights against third parties relating to items included in the Station Assets to the extent contractually assignable.

                  (b) The assets to be transferred to Trustee hereunder are hereinafter collectively referred to as the "Station Assets."

                  (c) The Trustee shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of the Station under all its contracts, including time sales agreements and employment agreements.

                  (d) The Trustee shall retain and hold the Station Assets, and assume the Station's obligations, only in accordance with, and subject to the terms and conditions set forth in, this Trust Agreement.

         3.       Management and Other Actions by Trustee.

                  (a) During the term of this Trust Agreement, the right to manage and direct the management of the business of the Station shall be solely vested in the Trustee, subject to the TBA between American and ECI, which agreement shall be assigned to Trustee on the date hereof, and subject to the following:

                           (i) The Trustee shall conduct the operations of Station as a radio broadcaster serving the Sacramento, California, radio market in the ordinary course of business consistent with past operations of the Station. To the extent possible, the Trustee shall maintain the status quo of such operation as currently operating with a view to maximizing  the  value  to  be  received  by
                                    American   consistent   with  the  Trustee's
                                    duties  as a  licensee  of the  FCC and as a
                                    fiduciary  of  American.  With respect to so
                                    conducting  the operations and management of
                                    the Station, Trustee shall within 15 days of
                                    the  end  of  each  calendar  month  provide
                                    American or its  designee  with such monthly
                                    financial  reports  consisting  of unaudited
                                    balance  sheets of the  Station  and related
                                    statements of operations  and cash flows for
                                    the month and three-month  period then ended
                                    as shall be  necessary  for American to meet
                                    its financial reporting  requirements to its
                                    accountants,  lenders,  the  Securities  and
                                    Exchange    Commission    and   any    other
                                    authorities   of   competent   jurisdiction.
                                    Trustee shall also provide American


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                                    or its  designee  with  monthly  budgets and
                                    estimates    (which    shall   be   prepared
                                    consistent  with all budgets  and  estimates
                                    previously  prepared by  American),  setting
                                    forth on an aggregate  basis only and not on
                                    a line item  basis,  the  Station's  monthly
                                    expenses,    including    expenditures   for
                                    equipment  or  other  capital  assets,   and
                                    operating income  anticipated to be incurred
                                    or earned  monthly  during the next upcoming
                                    three  calendar  months  as  well  as  on an
                                    aggregate  basis  through the next  upcoming
                                    twelve calendar  months.  American shall not
                                    use  or  attempt  to  use  these   financial
                                    materials to limit or restrict the Trustee's discretion to operate the Station in the manner described in this subsection;

                           (ii) to the extent that the Station's operations generate cash accumulations in excess of the Station's actual and projected expenses as determined by the Trustee in his sole discretion ("Excess Cash Flow"), such Excess Cash Flow shall first be applied to repay amounts due to American under the line of credit provided for in Section 3(a)(iii) of this Trust Agreement, and thereafter shall be remitted to American from time to time as the Trustee shall determine;

                           (iii) to the extent that the Trustee determines in his discretion that management and operation of the Station consistent with past practice or that payment of the charges and other expenses set forth in Section 4(c) hereof requires funds in excess of the ordinary cash flow of the Station (as diminished by any prior remittances of Excess Cash Flow), American agrees to provide a line of credit to Trustee in the amount of $500,000, repayable from Excess Cash Flow with interest at prime plus one percent. American shall not communicate directly or indirectly with the Trustee about, or participate with the Trustee in making, any decision to draw on the line of credit or as to when or how the funds will be used. The Trustee may draw on the line of credit by making a written draft on American for a specific amount of funds. American shall, within ten days of receipt of such draft, provide such funds to Trustee in the amount requested, up to the limit of the line of credit; and

                           (iv) any employee hired by the Trustee who is not employed at the Station as of the effective date of this Trust Agreement shall not be a 1% or greater shareholder, director, officer, or employee of American or its affiliates, and may not have any business and familial relationship (as defined in the FCC Policy Statement in


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                                    MM Docket No.  85-218,  FCC 86-67 (March 17,
                                    1998))  with  American  or  with  any  1% or
                                    greater shareholder, director, officer, or employee of American or its affiliates.

                  (b) The Trustee shall cause any employee hired by him pursuant to Section 3(a)(iv), and any person previously employed by American whom the Trustee elects to retain, to execute and deliver to the Trustee an agreement, in form and substance acceptable to the Trustee, pursuant to which such employee agrees to comply with the rules, regulations and policies of the FCC, including without limitation all rules, regulations and policies governing communications among such employee and American or its officers, directors, employees, and affiliates, regarding the Station and its management and operations.

                  (c) Subject to the terms of the TBA and this Trust Agreement, no person other than the Trustee or managers designated by the Trustee shall have any authority with respect to the management of the Station or the Station Assets for so long as this Trust Agreement is in effect. The Trustee shall have no beneficial interest in the Station Assets.

                  (d) Except as expressly provided in this Trust Agreement, the Trustee shall not: incur any debt or guaranty obligation in favor of any other person; engage in any business other than as necessary in Trustee's reasonable opinion to meet his fiduciary duties with respect to the operation of the Station as a broadcast licensee serving the Sacramento, California, radio market; sell or otherwise transfer, assign or encumber all or any significant Station Assets, or enter into any agreement to do so; or enter into any merger, consolidation, or similar transaction or engage in any reclassification or similar transaction.

                  (e) American has, prior to the execution of this Trust Agreement, entered into a binding agreement for the sale of the Station Assets to ECI. Upon FCC consent to that sale, and upon notification to the Trustee in writing, provision to the Trustee with a copy of such binding agreement and provision to the Trustee of a copy of the FCC consent, then the Trustee, acting for the benefit of American, shall sell such Station Assets as soon as practicable to ECI consistent with the terms of the binding agreement.

                  (f) In the event that the FCC does not consent to the assignment of the Station Assets to ECI, American shall have the right to request the Trustee to sell the Station Assets to any other unaffiliated third party. Within 24 hours of receipt of such a request from American, Trustee shall advise American whether he concurs in such a sale. In the event the Trustee so concurs, the Trustee shall have the authority to take all actions necessary or appropriate to effectuate the transfer of title to the Station Assets held by the Trustee pursuant to this Trust Agreement to (and the assumption of the liabilities, obligations and commitments of the Station by) an unaffiliated third party. In this regard, Trustee shall enter into appropriate agreements, submit and fully prosecute appropriate applications to the FCC requesting approval to assign the Station Assets, and, following receipt of FCC consent, transfer the Station Assets to the approved assignee. To facilitate any sale of the Station


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Assets to an unaffiliated  third party,  the Trustee may request in writing from
American such information, representations and warranties regarding operation of the Station as may be needed to effectuate such sale.

                  (g) The Trustee shall have any and all such further powers and shall take such further actions (including, but not limited to, taking legal action) as may be necessary to fulfill the Trustee's obligations under this Trust Agreement.

         4.       Concerning the Trustee.

                  (a) Subject to the provisions of this Trust Agreement, The KXOA-FM Trust created hereby and the operations of the Station shall be managed by the Trustee, who shall comply with all rules, regulations and policies of the FCC.

                  (b) The Trustee shall be entitled to receive compensation for his services hereunder at the rate of $10,000.00 per month, but shall receive a minimum of $10,000.00 irrespective of the duration of The KXOA-FM Trust. The Trustee agrees that in return for such compensation, he will devote such time to The KXOA-FM Trust as is necessary in the proper exercise of his fiduciary duties hereunder. Payment of Trustee's monthly compensation shall be made by American within 20 days after receipt of appropriately detailed invoices therefor. Such invoices shall be rendered on a monthly basis and upon the termination of this Trust Agreement under any of the provisions of Section 5 hereof.

                  (c) The Trustee is expressly authorized to incur and pay, from the Station Assets held in trust, all reasonable charges and other expenses which the Trustee deems necessary and proper in the performance of his duties under this Trust Agreement, including fees and charges for legal counsel of his choosing and the cost of any necessary secretarial staff. American hereby agrees to reimburse, indemnify, defend and hold harmless the Trustee against all claims, costs and defense of claims (including reasonable attorneys' fees and disbursements), expenses and liability incurred by the Trustee in connection with the performance of his duties under this Trust Agreement, except those incurred as a result of the Trustee's gross negligence, intentional wrongful action or willful misconduct. Payments to the Trustee pursuant to this Section 4(c) shall be made within 20 days of submission by the Trustee of appropriately detailed invoices therefor. The obligations of American to the Trustee under this Section 4(c) shall survive the resignation, incapacity to act, death or insolvency of the Trustee and the termination of this Trust Agreement.

                  (d) The Trustee shall be free from liability in acting upon any paper, document or signature believed by the Trustee to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error of judgment in any act done or omitted, nor for any mistake of fact or law, nor for anything which the Trustee may do or refrain from doing in good faith. The Trustee may consult with legal counsel of his own choosing and any action under this Trust Agreement taken or suffered in good faith by the


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Trustee and in  accordance  with the opinion of the  Trustee's  counsel (if such opinion shall have been obtained by Trustee) shall be conclusive on the parties to this Trust Agreement, and the Trustee shall be fully protected and be subject to no liability in respect thereto.

                  (e) Subject to Section 4(c) hereof, the rights and duties of the Trustee hereunder shall terminate upon the Trustee's incapacity to act, death or insolvency, and no interest in any of the Station Assets directly or indirectly held by the Trustee nor any of the rights and duties of a deceased or insolvent Trustee may be transferred by will, devise, succession or in any manner except as provided in this Trust Agreement. The heirs, administrators, executors or other representatives of an incapacitated, deceased or insolvent Trustee shall, however, have the right and duty to convey any Station Assets held by the Trustee to one or more successor Trustees designated by American pursuant to Section 4(g) below.

                  (f) The Trustee may resign by giving not less than 60 days advance written notice of resignation to American, provided that a successor Trustee has been appointed, such appointment has received all necessary approval from the FCC, and any order granting such approval has become a final order with respect to which no action, request for stay, petition for hearing or reconsideration, or appeal has been timely filed and is pending, and as to which the time for filing any such request, petition or appeal has expired. American shall cooperate fully prompt appointment of a successor Trustee and shall not unreasonably interfere with or delay the effectiveness of such resignation.

                  (g) In the event of such resignation, incapacity to act, death or insolvency of the Trustee, he shall be succeeded, subject to such prior approval of the FCC as may be required, by a successor Trustee chosen by American. Any successor Trustee shall succeed to all of the rights and obligations of the Trustee replaced hereunder upon execution by such successor Trustee of a counterpart of this Trust Agreement.

                  (h) The Trustee and any successor Trustee designated pursuant to paragraphs (f) and (g) of this Section 4 shall not be a 1% or greater shareholder, officer, employee, director, or affiliate of American, and may not have any business or familial relationship (as defined in the FCC Policy Statement in MM Docket No. 85-218, FCC 86-67 (March 17, 1986)) with any officer, employee, director, or 1% or greater shareholder or affiliate of American. Nor shall the Trustee or any successor Trustee serve as an officer, employee, or director of American or its affiliates, or its successor companies following the assignment specified in Section 3(e) or Section 3(f).

         5. Termination of Trust Agreement; Distribution of Proceeds of Sale of Assets.

                  (a) Subject to each FCC approval as may be required, and following the receipt of such FCC approval, this Trust Agreement and The KXOA-FM Trust created hereby shall terminate upon the first to occur of the following:
(i) the expiration of two


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years  from the date of this  Trust  Agreement;  or (ii) the  assignment  of the
Station Assets as contemplated by Section 3(e) or Section 3(f) of this Trust Agreement.

                  (b) Upon the termination of this Trust  Agreement  pursuant to
Section 5(a)(ii) hereof and consistent with the requirements of the FCC, the Trustee shall deliver to the assignee those Station Assets contemplated by the assignment transaction that has been approved by the FCC, and shall deliver all other property held by the Trustee pursuant to this Trust Agreement to American or its designee. In the case of a sale of all or substantially all of the Station Assets to an unaffiliated third party, specifically including ECI, pursuant to Section 3(e) or 3(f) of this Trust Agreement, the Trustee shall receive the money, securities, rights or property which are distributed or are distributable in respect of the Station Assets, and, after paying (or reserving for payment thereof) any expenses or liability incurred pursuant to this Trust Agreement, shall distribute or cause the distribution of such money, securities, rights or property to American or its designee.

         6.       Communications.

                  (a) The Trustee may communicate with and provide reports (including specifically the financial reports provided for in Section 3(a)(i) to American concerning the implementation of The KXOA-FM Trust, but not concerning the management and operations of the Station except as provided in Section 3(a)(i) above.

                  (b) The Trustee may engage in the communications contemplated by Section 3(e) hereof to facilitate a sale of the Station Assets to an unaffiliated third party.

                  (c) Neither American nor any of its officers, directors, employees, shareholders or affiliates shall communicate with the Trustee regarding the operation or management of the Station. American may communicate with the Trustee as provided in Section 3(e) hereof, and concerning the mechanics of implementing any sale of the Station Assets. Existing programming contracts between American or the Station or any affiliate of American for programming broadcast by the Station may continue in force until their termination, or may be renewed if renewal on the same terms is automatic upon notification. Ministerial written communications in connection with existing contracts may continue.

                  (d) Any communications permitted by Section 6(a), 6(b) or 6(c) shall be evidenced in writing, and shall be retained by the Trustee for inspection upon request by the FCC.

                  (e) All notices and other communications given under this Trust Agreement shall be deemed to have been duly given when delivered in person or by overnight express, mailed by first-class, registered or certified mail, postage prepaid, or transmitted by facsimile and addressed to the parties as follows:



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                           (i)  If to American:

                                American Radio Systems Corporation
                                116 Huntington Avenue
                                Boston, Massachusetts 02116
                                (617) 375-7500
                                Attn: Mr. Steven B. Dodge

                                with a copy, which shall not constitute notice, to:

                                Sullivan & Worcester LLP
                                One Post Office Square
                                 Boston, Massachusetts 02109
                                (617) 338-2800
                                Attention: Norman A. Bikales

                                with a copy, which shall not constitute notice, to:

                                Dow, Lohnes & Albertson, PLLC
                                1200 New Hampshire Avenue, N.W.
                                Suite 800
                                Washington, D.C. 20036
                                (202) 776-2000
                                Attn: John R. Feore, Jr.

                           (ii) If to the Trustee:

                                Richard E. Oppenheimer
                                c/o Signature Broadcasting
                                2201 Northland Drive
                                Suite C
                                Austin, Texas 78756
                                (512) 451-7966
                                with a copy, which shall not constitute notice, to:

                                Rosenman & Colin
                                1300 19th Street, N.W.
                                Suite 200
                                Washington, D.C. 20036
                                (202) 463-4650
                                Attn:   Shelley Sadowsky



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or to such other address as any of them by written notice to the others may from time to time designate. Each notice or other communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently received for all purposes at such time as it is delivered to the addressee (with any return receipt or deliver receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation, but in the case of a facsimile, only if a hard copy is also sent by overnight courier.

         7.       Miscellaneous

                  (a) This Trust Agreement, together with the February 24, 1997 Engagement and Assignment Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or other written agreements, commitments or understandings with respect to the matters provided for herein. This Trust Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. Substantial changes in this Trust Agreement may be made only as required or approved by FCC order. A copy of any substantial change shall be filed by the Trustee with the FCC within ten days following the execution thereof, with copies to the appropriate divisions and bureaus of the FCC.

                  (b) This Trust Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. Subject to Section 4(g) hereof, this Trust Agreement shall not be assignable by the Trustee.

                  (c) If any part of any provision of this Trust Agreement or any other agreement, document or writing giving pursuant to or in connection with this Trust Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining part of said provision or the remaining provisions of this Trust Agreement.

                  (d) The headings of the sections of this Trust Agreement are inserted for convenience of reference only and do not form a part or affect the meaning thereof.

                  (e) This Trust Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of ________ (not including the choice of law rules thereof).

                  (f) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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



         IN WITNESS WHEREOF, the Parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed on their behalf as of the date and year first herein above set forth.

                                            AMERICAN RADIO SYSTEMS CORPORATION



                                            By: ______________________________


                                            AMERICAN RADIO SYSTEMS LICENSE CORP.


                                            By: ______________________________


                                            RICHARD E. OPPENHEIMER, TRUSTEE


                                            By: ______________________________


















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